As filed with the Securities and Exchange Commission on February 3, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Hanmi Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	95-4788120
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
3660 Wilshire Boulevard, Penthouse Suite A
Los Angeles, California 90010
(213) 382-2200
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)
Jay S. Yoo
Hanmi Financial Corporation
3660 Wilshire Boulevard, Penthouse Suite A
Los Angeles, California 90010
(213) 382-2200
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent for Service)

Copies to:
Chet A. Fenimore, Esq.
Lowell W. Harrison, Esq.
Hunton & Williams LLP
111 Congress Avenue, Suite 1800
Austin, Texas 78701
(512) 542-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act. (check one):

Large Accelerated Filer ☐	Accelerated Filer ☑	Non-Accelerated Filer ☐	Smaller Reporting Company ☐
(Do not check if a Smaller Reporting Company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed maximum
Title of each class of securities to	Amount to be	maximum offering	aggregate offering	Amount of
be registered	registered	price per unit(1)	price(1)	registration fee
Common Stock, $0.001 par value per share	5,070,423	$ 2.00	$ 10,140,846	$ 724.00

(1)	Estimated for the sole purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 (“Rule 457(c)”). Pursuant to Rule 457(c), the offering price and the registration fee are computed based on the average of the high and low prices reported for the registrant’s common stock traded on The Nasdaq Global Select Market on February 1, 2010.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such dates as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED FEBRUARY 3, 2010
PROSPECTUS
HANMI FINANCIAL CORPORATION
Common Stock

     This prospectus relates to the potential resale of up to 5,070,423 shares of our common stock that the selling stockholder named in this prospectus may offer for sale from time to time. The registration of the shares of common stock does not necessarily mean that the selling stockholder will offer or sell all or any of these securities. We will not receive any of the proceeds from the sale of any shares of common stock by the selling stockholder, but we will incur expenses in connection with the registration of the securities.
     The initial selling stockholder and its successors, including transferees, which we collectively refer to as the selling stockholder, may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling stockholder will be responsible for underwriting discounts or commissions or agents’ commissions.
     Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “HAFC.” On February 1, 2010, the last reported sale price of our common stock as reported on the NASDAQ Global Select Market was $ 1.98 per share. You are urged to obtain current quotations of the common stock.
     Investing in our common stock involves risks. Before buying our common stock, you should carefully consider the risk factors discussed in the section entitled “Risk Factors” on page 5 of this prospectus and in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in any quarterly report on Form 10-Q, as well as in any prospectus supplements relating to specific offerings.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
     These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this prospectus is                                         , 2010

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under the shelf registration statement, the selling stockholder may, from time to time, sell the offered securities described in this prospectus in one or more offerings. We will not receive any proceeds from the resale by the selling stockholder of the offered securities described in this prospectus.
     Additionally, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the selling stockholder. We may also provide a prospectus supplement to add, update or change information contained in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should carefully read both this prospectus and each applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
     This prospectus and any accompanying prospectus supplement do not contain all of the information included in the shelf registration statement. We have omitted parts of the shelf registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the shelf registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the shelf registration statement, please see that agreement or document for a complete description of these matters.
     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it. No offer to sell these securities is being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and, if applicable, any prospectus supplement or any document incorporated by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the date on the front cover of this prospectus or on the front cover of the applicable prospectus supplement or documents or as specifically indicated in the document. Our business, financial condition, results of operations and prospects may have changed since that date.
     In this prospectus, the terms “we,” “us,” and “our” refer to Hanmi Financial Corporation, and our consolidated subsidiaries, unless otherwise stated or the context otherwise requires. The terms “our banking subsidiary” or “the Bank” refer to Hanmi Bank, unless otherwise stated or the context otherwise requires.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC allows us to “incorporate by reference” into this prospectus much of the information that we file with the SEC. This means that we can disclose important information to you by referring you to another document without restating the information in this document. Any information incorporated by reference into this prospectus is considered to be part of this prospectus from the date we file that document. Any information filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or previously incorporated by reference in this prospectus.
     We incorporate by reference into this prospectus the following documents or information that we previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•	Our Annual Report on Form 10-K for the year ended December 31, 2008 (as amended on April 9, 2009);

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 (as amended on August 17, 2009), June 30, 2009 (as amended on November 19, 2009) and September 30, 2009;

•	Our Current Reports on Form 8-K filed with the SEC on February 5, 2009, February 18, 2009, April 6, 2009 (as amended on April 24, 2009), May 11, 2009, June 2, 2009, June 5, 2009, June 15, 2009, August 3, 2009, August 6, 2009, September 8, 2009, September 15, 2009, October 2, 2009, October 16, 2009 and November 5, 2009; and

•	The description of our capital stock set forth in our registration statement on Form 8-A, and all amendments thereto, filed with the SEC on April 21, 2000.
     These documents contain important information about our business and our financial performance.
     We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of the filing of the registration statement and prior to the termination of the offering (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Securities Exchange Act). Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
     We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information or documents that we have incorporated by reference into this prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address and telephone number:
David Yang
Investor Relations Officer
Hanmi Financial Corporation
3660 Wilshire Boulevard, Penthouse Suite A
Los Angeles, California 90010
(213) 382-2200
     Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus at no cost by writing to or telephoning us at the address and telephone number given above. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s Internet website found at http://www.sec.gov and our website: www.hanmi.com (the other information contained in, or that can be accessed through, our website is not a part of this prospectus or any prospectus supplement).
     We have filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities to be sold hereunder. This prospectus has been filed as part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement is available for inspection and copy as set forth above.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS
     This prospectus, any accompanying prospectus supplements and the documents incorporated by reference in this prospectus contain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “would,” “endeavor,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “potential,” “plan,” “predict,” “project,” “seek,” “should,” “will” or the negative such terms and other similar words and expressions of future intent.
     Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. By their nature, forward-looking statements are subject to numerous assumptions, risks and uncertainties. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to, those which may be set forth in any accompanying prospectus supplement and those included in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, and other factors described in our periodic reports filed from time to time with the SEC. Factors that could cause actual results and performance to differ from those expressed in our forward-looking statements we make or incorporate by reference in this prospectus include, but are not limited to:
•	failure to maintain adequate levels of capital and liquidity to support our operations could effect the ability of the Bank to continue as a going concern;

•	a significant number of our customers failing to perform under their loans and other terms of credit agreements;

•	the effect of regulatory orders we have entered into and potential future regulatory enforcement action against us or the Bank;

•	fluctuations in interest rates and a decline in the level of our interest rate spread;

•	failure to attract or retain deposits;

•	sources of liquidity available to us and to the Bank becoming limited or our potential inability to access sufficient sources of liquidity when needed or the requirement that we obtain government waivers to do so;

•	adverse changes in domestic or global financial markets, economic conditions or business conditions or the effects of pandemic flu;

•	regulatory restrictions on the Bank’s ability to pay dividends to us and on our ability to make payments on Hanmi Financial obligations;

•	significant reliance on loans secured by real estate and the associated vulnerability to downturns in the local real estate market, natural disasters and other variables impacting the value of real estate;

•	failure to retain our key employees;

•	failure to maintain our status as a financial holding company;

•	adequacy of our allowance for loan losses;

•	credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses;

•	failure to manage our future growth or successfully integrate acquisitions;

•	volatility and disruption in financial, credit and securities markets, and the price of our common stock;

•	deterioration in the financial markets that may result in other-than-temporary impairment charges relating to our securities portfolio;

•	competition in our primary market areas;

•	demographic changes in our primary market areas; and

•	significant government regulations, legislation and potential changes thereto.
     The cautionary statements in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference herein also identify important factors and possible events that involve risk and uncertainties that could cause our actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made. We do not intend, and undertake no obligation, to update or revise any forward-looking statements contained in this prospectus, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.
HANMI FINANCIAL CORPORATION
     We are a Delaware corporation, incorporated on March 14, 2000 for the purpose of becoming a holding company for Hanmi Bank. We became a registered holding company for Hanmi Bank in June 2000, and thereafter have been subject to the Bank Holding Company Act of 1956, as amended, or the “BHCA.” Also in 2000, we elected to become a “financial holding company” under the BHCA.
     We are a diversified financial holding company offering a broad array of financial services through our wholly-owned banking subsidiary, Hanmi Bank, and our wholly-owned insurance agency subsidiaries, Chun-Ha Insurance Services, Inc., or “Chun-Ha,” and All World Insurance Services, Inc., or “All World.” As of September 30, 2009, we had, on an unaudited, consolidated basis, total assets of $3.5 billion, net loans receivable of $2.8 billion, investment securities available for sale of $205.0 million, total deposits of $3.0 billion, and stockholders’ equity of $187.1 million.
     Hanmi Bank, our primary subsidiary, is a state chartered bank that was incorporated under the laws of the State of California on August 24, 1981. Hanmi Bank’s deposit accounts are insured under the Federal Deposit Insurance Act up to applicable limits thereunder, and Hanmi Bank is a member of the Federal Reserve System. Hanmi Bank’s main office is located at 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010.
     Hanmi Bank is a community bank, with its primary market including the Korean-American community as well as other communities in the multi-ethnic populations of Los Angeles County, Orange County, San Bernardino County, San Diego County, the San Francisco Bay area, and the Silicon Valley area in Santa Clara County, California. Hanmi Bank’s full-service offices are strategically located in areas where many of the businesses are owned by immigrants and other minority groups. Hanmi Bank’s client base reflects the multi-ethnic composition of those communities. As of February 1, 2010, Hanmi Bank maintained a network of 27 full-service branch offices in California and two loan production offices in Virginia and Washington.
     Hanmi Bank is engaged in substantially all of the business operations customarily conducted by independent financial institutions in California and the United States, including the acceptance of checking, savings and time deposits and the making of commercial and consumer loans, residential mortgage loans, real estate loans, lease financing, and other installment and term loans. Through Chun-Ha and All World, our insurance subsidiaries, we are also able to offer our customers a wide array of insurance services and products, including life, commercial, automobile, health, and property and casualty insurance.
     Our principal office is located at 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010, and our telephone number is (213) 382-2200. Our Internet website address is www.hanmi.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus or any prospectus supplement.
RISK FACTORS
     An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.
USE OF PROCEEDS
     We will not receive any proceeds from any sale of shares of our common stock by the selling stockholder pursuant to this prospectus. The selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares covered by this prospectus. We will bear the costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.
DESCRIPTION OF CAPITAL STOCK
     The following summary describes the material features and rights of our capital stock and is subject to, and qualified in its entirety by, applicable law and the provisions of our amended and restated certificate of incorporation and bylaws.
General
     Our authorized capital stock consists of 210,000,000 shares, of which 200,000,000 shares are common stock, par value $0.001 per share, and 10,000,000 shares are preferred stock, par value $0.001 per share. Our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, validly issued, fully paid and non-assessable. As of February 1, 2010, there were 51,182,390 shares of our common stock outstanding, held by approximately 324 stockholders of record, and no shares of our preferred stock were outstanding. As of February 1, 2010, 1,174,958 shares of our common stock were reserved for issuance upon the exercise of options that have been granted under our existing stock option plan.
Common Stock
     Liquidation Rights. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive, pro rata, our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding (including holders of our junior subordinated debentures).
     Our board of directors may approve for issuance, without approval of the holders of common stock, preferred stock that has voting, dividend or liquidation rights superior to that of our common stock and which may adversely affect the rights of holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and could have the effect of delaying, deferring or preventing a change in control of our company.
     Dividends and Other Distributions. Subject to certain regulatory restrictions, we may pay dividends out of our statutory surplus or from certain net profits if, as and when declared by our board of directors. The holders of our common stock are entitled to receive and share equally in dividends declared by our board of directors out of funds legally available for such dividends. If we issue preferred stock in the future, the holders of that preferred stock may have a priority over the holders of our common stock with respect to dividends.
     We are a bank holding company, and our primary source for the payment of dividends is dividends from our direct, wholly-owned subsidiary, Hanmi Bank. Various banking laws applicable to Hanmi Bank limit the payment of dividends, management fees and other distributions by Hanmi Bank to us, and may therefore limit our ability to pay dividends on our common stock. On August 29, 2008, our board of directors announced its decision to suspend the quarterly cash dividend previously paid on shares of our common stock. The most recent quarterly dividend of $0.03 per share was paid on July 21, 2008. In addition, on November 2, 2009, the board of directors of Hanmi Bank consented to the issuance of a Final Order from the California Department of Financial Institutions that currently restricts the Bank from paying dividends without the prior approval of the department. In addition, on November 2, 2009, Hanmi Financial and Hanmi Bank entered into a Written Agreement that restricts each of Hanmi Financial and Hanmi Bank from paying dividends without the prior approval of the Federal Reserve Bank of San Francisco. Accordingly, our ability to pay dividends will be restricted until these regulatory orders are lifted.
     Under the terms of our trust preferred financings on January 8, 2004, March 15, 2004, and April 28, 2004, respectively, we cannot declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock if (1) an event of default under such debt instrument has occurred and is continuing, or (2) if we give notice of our election to begin an extension period whereby we may defer payment of interest on the trust preferred securities for a period of up to twenty consecutive quarterly interest payment periods. In October 2008, our board of directors elected to defer quarterly interest payments on its trust preferred securities until further notice. In addition, we are currently restricted from making payments of principal or interest on our trust preferred securities under the terms of our Written Agreement without the prior approval of the Federal Reserve Bank of San Francisco.
     Any future determination relating to dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including our future earnings, capital requirements, financial condition, future prospects and such other factors as our board of directors may deem relevant.
     Voting Rights. The holders of our common stock currently possess exclusive voting rights on matters that come before our stockholders. Our common stockholders elect our board of directors and act on such other matters as are required to be presented to our stockholders under Delaware law, our amended and restated certificate of incorporation or as may be otherwise presented to our stockholders by our board of directors. Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of our stockholders. There is no cumulative voting in the election of directors.
     Anti-Takeover Provisions. Provisions of our amended and restated certificate of incorporation and bylaws may have anti-takeover effects. These provisions may discourage attempts by others to acquire control of Hanmi Financial Corporation without negotiation with our board of directors. The effect of these provisions is discussed briefly below.
•	Authorized Stock. The shares of our common stock authorized by our amended and restated certificate of incorporation but not issued provide our board of directors with the flexibility to effect financings, acquisitions, stock dividends, stock splits and stock-based grants without the need for a stockholder vote. Our board of directors, consistent with its fiduciary duties, could also authorize the issuance of shares of preferred stock, and could establish voting, conversion, liquidation and other rights for our preferred stock being issued, in an effort to deter attempts to gain control of Hanmi Financial Corporation.
•	Stockholder Action by Unanimous Written Consent. Our amended and restated certificate of incorporation prohibits stockholder action by written consent. The purpose of this provision is to prevent any person or persons holding the percentage of our voting stock otherwise required to take corporate action from taking that action without giving notice to other stockholders and without satisfying the procedures required by our bylaws to hold a stockholder meeting.
•	Amendment of Certificate of Incorporation and Bylaws. Our amended and restated certificate of incorporation requires the approval of 66 2/3% of our stockholders to amend certain of the provisions of our amended and restated certificate of incorporation. This requirement is intended to prevent a stockholder who controls a majority of our common stock from avoiding the requirements of important provisions of our amended and restated certificate of incorporation simply by amending or repealing those provisions. Accordingly, the holders of a minority of the shares of our common stock could block the future repeal or modification of certain provisions of our amended and restated certificate of incorporation, even if that action were deemed beneficial by the holders of more than a majority, but less than 66 2/3%, of our common stock.
     Business Combination Provisions. Our amended and restated certificate of incorporation elects to be subject to the requirements of Section 203 of the Delaware General Corporation Law.
     Section 203 of the Delaware General Corporation Law generally prohibits business combinations, including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary, with an interested stockholder, which is defined generally as someone who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless:
•	either the business combination or the transaction that caused the person to become an interested stockholder was approved by the board of directors prior to the transaction;
•	after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including (a) shares held by persons who are both officers and directors of the issuing corporation and (b) shares held by specified employee benefit plans; or
•	after the person becomes an interested stockholder, the business combination is approved by the board of directors and holders of at least 66 2/3% of the outstanding voting stock, excluding shares held by the interested stockholder.
     In addition to the foregoing, our amended and restated certificate of incorporation contains heightened restrictions on business combinations with an interested stockholder or an affiliate of any interested stockholder, which is defined generally as someone who is the beneficial owner of 10% or more of our capital stock or who is an affiliate of Hanmi Financial Corporation and who, within the past two years, was the beneficial owner of 10% or more of our capital stock, unless:
•	the business combination is approved by the affirmative vote of not less than 66 2/3% of the outstanding shares of voting stock; and
•	the business combination is approved by a majority of the voting power of all outstanding shares of our voting stock, other than shares held by interested stockholders or affiliates of interested stockholders.
     A business combination may also be permitted under our amended and restated certificate of incorporation if a majority of our disinterested directors have approved the business combination and the business combination has been approved by the affirmative vote of our stockholders as required by law. Alternatively, our amended and restated certificate of incorporation permits a business combination if it has been approved by a majority of the voting power of all outstanding shares of our voting common stock and if certain price considerations required by our amended and restated certificate of incorporation have been satisfied.
     The effect of Section 203 of the Delaware General Corporation Law and the business combination provisions of our amended and restated certificate of incorporation could have the effect of preventing the acquisition of control of Hanmi Financial Corporation by an interested stockholder or its affiliate, even though that interested stockholder or its affiliate would otherwise have the ability to engage in the business combination.
     Preemptive Rights. Holders of our common stock do not have preemptive rights with respect to any shares that may be issued. Shares of our common stock are not subject to redemption.
     Listing. Our common stock is listed on the Nasdaq Global Select Market under the symbol “HAFC.”
     Transfer Agent. The transfer agent for our common stock is Computershare Limited. The transfer agent’s address is Computershare Investor Services, 250 Royall Street, Canton, MA 02021.
SELLING STOCKHOLDER
     On June 12, 2009, we entered into a Securities Purchase Agreement (as amended, the “Securities Purchase Agreement”) with Leading Investment & Securities Co., Ltd., a Korean securities broker-dealer (the “selling stockholder”), providing for the sale of 8,079,612 unregistered shares of our common stock, par value $0.001 per share, to the selling stockholder at a purchase price of $1.37 per share (the “Acquisition”). Pursuant to the terms of the Securities Purchase Agreement, it was contemplated that the selling stockholder would accomplish the Acquisition through an initial purchase of 5,070,423 shares of our common stock, representing up to 9.9% of the issued and outstanding shares of our common stock after giving effect to the sale of such shares (the “Initial Acquisition”), and a subsequent purchase of 3,009,189 shares of our common stock (the “Additional Acquisition”), which together with the Initial Acquisition will represent up to 14.9% of the issued and outstanding shares of our common stock after giving effect to the sale of such shares. In connection with the Acquisition, we also entered into a Registration Rights Agreement, dated June 12, 2009, with the selling stockholder (the “Registration Rights Agreement”) pursuant to which we agreed to grant the selling stockholder certain demand registration rights with respect to the shares purchased in the Acquisition.
     On September 4, 2009, in accordance with the terms of the Securities Purchase Agreement, we received an initial investment of $6.9 million from the selling stockholder for the purchase of 5,070,423 shares of our common stock, representing 9.9% of the issued and outstanding shares after giving effect to such purchase, at a purchase price of $1.37 per share. Based on discussions with applicable regulatory authorities, it is not anticipated that the Additional Acquisition will be consummated as initially contemplated by the Securities Purchase Agreement.
     We are registering for resale the shares of common stock acquired by the selling stockholder pursuant to the terms of the Securities Purchase Agreement as required under the Registration Rights Agreement. The following table sets forth information, as of February 1, 2010, with respect to the selling stockholder, shares of common stock beneficially owned by the selling stockholder that the selling stockholder proposes to offer pursuant to this prospectus and shares of common stock that the selling stockholder will beneficially own after completion of the sale of the shares pursuant to this prospectus. In accordance with the rules of the SEC, the selling stockholder’s beneficial ownership includes:
•	all shares the selling stockholder actually owns beneficially or of record;

•	all shares over which the selling stockholder has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the selling stockholder has the right to acquire within 60 days (such as upon exercise of options that are currently vested or that are scheduled to vest within 60 days).

     Except for the ownership of its shares, the selling stockholder does not have, and has had not within the past three years, any position, office or other material relationship with us or any of our affiliates. In connection with the selling stockholder’s acquisition of shares of our common stock pursuant to the Securities Purchase Agreement, the selling stockholder and certain of its affiliated entities (the “Leading Group”) delivered a passivity commitment to the Board of Governors of the Federal Reserve System pursuant to which the Leading Group agreed that they will not, without prior written approval, directly or indirectly:
•	exercise or attempt to exercise a controlling influence over the management or policies of Hanmi or any of its subsidiaries, including Hanmi Bank;

•	seek or accept representation on the board of directors of Hanmi or any of its subsidiaries;

•	have or seek to have any employee or representative of the Leading Group serve as an officer, agent, or employee of Hanmi or any of its subsidiaries;

•	take any action that would cause Hanmi or any of its subsidiaries to become a subsidiary of any member of the Leading Group;

•	own, control, or hold with power to vote securities that, when aggregated with securities owned, controlled, or held with the power to vote by that the officers, directors, partners, and significant shareholders of the Leading Group collectively (the “Leading Insiders” and each, individually, an “Leading Insider”) or any members of any Leading Insider’s immediate family (as defined in 12 CFR 225.41(b)(2)), represent 9.9% or more of any class of voting securities, or otherwise acquire control of Hanmi or any of its subsidiaries;

•	own or control equity interests that would cause the combined voting and nonvoting equity interests of the Leading Group, the Leading Insiders, and any members of any Leading Insider’s immediate family to equal or exceed 9.9% of the total equity capital of Hanmi or any of its subsidiaries;

•	propose a director or slate of directors for Hanmi or any of its subsidiaries;

•	enter into any agreement with Hanmi or any of its subsidiaries that substantially limits the discretion of Hanmi’s management over major policies and decisions, including, but not limited to, policies or decisions about employing and compensating executive officers; engaging in new business lines; raising additional debt or equity capital; merging or consolidating with another firm; or acquiring, selling, leasing, transferring, or disposing of material assets, subsidiaries, or other entities;

•	solicit or participate in soliciting proxies with respect to any matter presented to the shareholders of Hanmi or any of its subsidiaries;

•	dispose or threaten to dispose (explicitly or implicitly) of equity interests of Hanmi or any of its subsidiaries in any manner as a condition or inducement of specific action or non-action by Hanmi or any of its subsidiaries; or

•	enter into any other banking or nonbanking transactions with Hanmi or any of its subsidiaries, except the Leading Group, Leading Insiders, and members of any Leading Insider’s immediate family, may establish and maintain deposit accounts with Hanmi, provided that the aggregate balance of all such deposit accounts does not exceed $500,000 and that the accounts are maintained on substantially the same terms as those prevailing for comparable accounts of persons unaffiliated with Hanmi.
     We do not know if the selling stockholder actually will offer to sell shares pursuant to this prospectus, or the number of shares that it may determine offer. The selling stockholder may offer all, some or none of the shares of common stock indicated below. Because the selling stockholder may offer all or some portion of the shares, we have assumed below that all shares offered hereby will have been sold by the selling stockholder upon termination of sales pursuant to the registration statement of which this prospectus is a part.
     Information concerning the selling stockholder may change from time to time, and any changed information will be set forth in one or more prospectus supplements or post-effective amendments, as may be appropriate.

Number of
	Shares of Common Stock			Shares of	Shares of Common Stock
	Beneficially Owned as of			Common Stock	Beneficially Owned After
	February 1, 2010			Being Registered	Resale
Selling Stockholder	Number	Percentage		Hereby	Number	Percentage
Leading Investment & Securities Co., Ltd.	5,070,423	9.9	%(1)	5,070,423	—	—

(1)	Based on 51,182,390 shares of common stock issued and outstanding as of February 1, 2010.
PLAN OF DISTRIBUTION
     The selling stockholder may, from time to time, sell its shares of common stock on The NASDAQ Global Select Market or in privately negotiated transactions. These sales may be at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. The selling stockholder will act independently of us in making decisions regarding the timing, manner and size of each sale.
     The selling stockholder may sell the shares of common stock by one or more of the following methods:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades, as referenced above, in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	through the writing of options on the shares;

•	private sales or private transactions; or

•	a combination of any of these methods of sale or any other legally available means, whether or not described in this prospectus.
     The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.
     In connection with sales of the shares of common stock, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions only to the extent permitted by the Securities Act and any applicable securities laws of any state of the United States. These broker-dealers may in turn engage in short sales of the shares of common stock and deliver shares of common stock to close out such short positions, or loan or pledge shares of common stock to broker-dealers that may in turn sell such securities. The selling stockholder may pledge or grant a security interest in some or all of the shares of common stock that it owns and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus. The selling stockholder may also transfer and donate shares of common stock in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be selling stockholders for the purposes of this prospectus.
     The selling stockholder may decide not to sell all or a portion of the common stock offered by it pursuant to this prospectus. In addition, the selling stockholder may transfer, devise or give the common stock by other means not described in this prospectus. Any common stock covered by this prospectus that qualifies for sale pursuant to Rule 144 or Rule 144A under the Securities Act, or Regulation S under the Securities Act, may be sold under Rule 144, Rule 144A or Regulation S rather than pursuant to this prospectus.
     We will not receive any proceeds from sales of any shares of common stock by the selling stockholder.
     The selling stockholder and any other persons participating in the distribution of the common stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common stock by the selling stockholder and any such other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the common stock and the ability to engage in market-making activities with respect to the common stock.
     The selling stockholder is responsible for all costs and expenses incurred by them in connection with the sales of the shares of common stock, including any underwriting, brokerage or transactions fees as well as all legal fees of counsel retained by the selling stockholder with respect to the registration and sale of the shares.
LEGAL MATTERS
     The validity of our common stock offered hereby will be passed upon for us by Hunton & Williams LLP.
EXPERTS
     The consolidated financial statements of Hanmi Financial Corporation and subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The following table sets forth the various expenses, other than underwriting discounts and commissions, in connection with the registration and offering of the securities to which this registration statement relates. All amounts shown are estimates, except the Securities and Exchange Commission’s registration fee.

SEC registration fee	$724
Legal fees and expenses	$50,000
Accounting fees and expenses	$10,000
Printing and duplication expenses	$10,000
Miscellaneous expenses	$5,000
Total	$75,724
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     We are incorporated under the laws of the State of Delaware. Section 102 of the Delaware General Corporation Law allows Hanmi Financial Corporation, as a Delaware corporation to eliminate the personal liability of our directors to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director has (i) breached his duty of loyalty, (ii) failed to act in good faith, (iii) engaged in intentional misconduct or knowing violation of law, (iv) authorized the unlawful payment of a dividend or approved an unlawful stock repurchase, or (vi) obtained an improper personal benefit.
     Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of Hanmi Financial Corporation or is or was serving at its request in such capacity in another corporation or business association against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Hanmi Financial Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
     Section 145 further provides that Hanmi Financial Corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Hanmi Financial Corporation to procure judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Hanmi Financial Corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     The above-described Delaware limitation of liability provisions may not limit a director’s liability for violation of, or otherwise relieve us or our directors from, the necessity of complying with Federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.
     Article XI of our amended and restated certificate of incorporation eliminates the liability of directors to Hanmi Financial Corporation or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Article VI of our bylaws provides that we shall indemnify our officers and directors and that we may indemnify our employees and agents in substantially the same manner as provided by Sections 102 and 145 of the Delaware General Corporation Law. Article VI of our bylaws also provides that we may purchase and maintain insurance covering certain liabilities of our officers and directors and to ensure the performance of our indemnification obligations as described above. We are authorized to enter into of indemnity contracts and we have provided insurance pursuant to which our officers and directors are indemnified or insured against liability or loss under certain circumstances.
ITEM 16. EXHIBITS

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of Hanmi Financial Corporation (incorporated by reference herein from Hanmi Financial Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 filed with the SEC on August 17, 2009, as amended on November 18, 2009)

4.2	Certificate of Second Amendment of the Certificate of Incorporation of Hanmi Financial Corporation effective as of June 29, 2004 (incorporated by reference herein from Hanmi Financial Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 filed with the SEC on August 17, 2009, as amended on November 18, 2009)

4.3	Certificate of Third Amendment of the Certificate of Incorporation of Hanmi Financial Corporation effective as of May 29, 2009 (incorporated by reference herein from Hanmi Financial Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 filed with the SEC on August 17, 2009, as amended on November 18, 2009)

4.4	Amended and Restated Bylaws of Hanmi Financial Corporation

4.5	Certificate of Amendment to Bylaws of Hanmi Financial Corporation dated November 21, 2007

4.6	Certificate of Amendment to Bylaws of Hanmi Financial Corporation dated October 14, 2009

4.7	Specimen stock certificate representing Hanmi Financial Corporation Common Stock (incorporated by reference herein from Hanmi Financial Corporation’s Registration Statement on Form S-4 (No. 333-32770) filed with the SEC on March 20, 2000)

4.8	Securities Purchase Agreement, dated June 12, 2009, by and between Hanmi Financial Corporation and Leading Investment & Securities Co., Ltd. (incorporated by reference herein from Hanmi Financial Corporation’s Current Report on Form 8-K filed with the SEC on June 15, 2009)

4.9	First Amendment to the Securities Purchase Agreement, dated July 31, 2009, by and between Hanmi Financial Corporation and Leading Investment & Securities Co., Ltd. (incorporated by reference herein from Hanmi Financial Corporation’s Current Report on Form 8-K filed with the SEC on August 3, 2009)

4.10	Second Amendment to the Securities Purchase Agreement, dated September 28, 2009, by and between Hanmi Financial Corporation and Leading Investment & Securities Co., Ltd. (incorporated by reference herein from Hanmi Financial Corporation’s Current Report on Form 8-K filed with the SEC on October 2, 2009)

4.11	Registration Rights Agreement, dated June 12, 2009, by and between Hanmi Financial Corporation and Leading Investment & Securities Co., Ltd. (incorporated by reference herein from Hanmi Financial Corporation’s Current Report on Form 8-K filed with the SEC on June 15, 2009)

5.1	Opinion of Hunton & Williams LLP

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Powers of Attorney (included in the signature page in Part II of the registration statement)

ITEM 17. UNDERTAKINGS
A. Rule 415 Offering
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) [Intentionally omitted]
     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
B. Filings Incorporating Subsequent Exchange Act Documents By Reference
     The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
H. Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-3
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on the 3rd day of February, 2010.

HANMI FINANCIAL CORPORATION
By:	/s/ Jay S. Yoo
Jay S. Yoo
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay S. Yoo and Brian E. Cho his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposed as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact, agent or his substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Jay S. Yoo Jay S. Yoo	President and Chief Executive Officer (Principal Executive Officer) and Director	February 3, 2010

By:	/s/ Brian E. Cho Brian E. Cho	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 3, 2010

By:	/s/ Joseph Rho Joseph Rho	Chairman of the Board and Director	February 3, 2010

By:	/s/ I Joon Ahn I Joon Ahn	Director	February 3, 2010

Signature		Title	Date

By:	/s/ John A. Hall John A. Hall	Director	February 3, 2010

By:	/s/ Paul Seon-Hong Kim Paul Seon-Hong Kim	Director	February 3, 2010

By:	/s/ Joon Hyung Lee Joon Hyung Lee	Director	February 3, 2010

By:	/s/ William Stolte William Stolte	Director	February 3, 2010

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of Hanmi Financial Corporation (incorporated by reference herein from Hanmi Financial Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 filed with the SEC on August 17, 2009, as amended on November 18, 2009)

4.2	Certificate of Second Amendment of the Certificate of Incorporation of Hanmi Financial Corporation effective as of June 29, 2004 (incorporated by reference herein from Hanmi Financial Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 filed with the SEC on August 17, 2009, as amended on November 18, 2009)

4.3	Certificate of Third Amendment of the Certificate of Incorporation of Hanmi Financial Corporation effective as of May 29, 2009 (incorporated by reference herein from Hanmi Financial Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 filed with the SEC on August 17, 2009, as amended on November 18, 2009)

4.4	Amended and Restated Bylaws of Hanmi Financial Corporation

4.5	Certificate of Amendment to Bylaws of Hanmi Financial Corporation dated November 21, 2007

4.6	Certificate of Amendment to Bylaws of Hanmi Financial Corporation dated October 14, 2009

4.7	Specimen stock certificate representing Hanmi Financial Corporation Common Stock (incorporated by reference herein from Hanmi Financial Corporation’s Registration Statement on Form S-4 (No. 333-32770) filed with the SEC on March 20, 2000)

4.8	Securities Purchase Agreement, dated June 12, 2009, by and between Hanmi Financial Corporation and Leading Investment & Securities Co., Ltd. (incorporated by reference herein from Hanmi Financial Corporation’s Current Report on Form 8-K filed with the SEC on June 15, 2009)

4.9	First Amendment to the Securities Purchase Agreement, dated July 31, 2009, by and between Hanmi Financial Corporation and Leading Investment & Securities Co., Ltd. (incorporated by reference herein from Hanmi Financial Corporation’s Current Report on Form 8-K filed with the SEC on August 3, 2009)

4.10	Second Amendment to the Securities Purchase Agreement, dated September 28, 2009, by and between Hanmi Financial Corporation and Leading Investment & Securities Co., Ltd. (incorporated by reference herein from Hanmi Financial Corporation’s Current Report on Form 8-K filed with the SEC on October 2, 2009)

4.11	Registration Rights Agreement, dated June 12, 2009, by and between Hanmi Financial Corporation and Leading Investment & Securities Co., Ltd. (incorporated by reference herein from Hanmi Financial Corporation’s Current Report on Form 8-K filed with the SEC on June 15, 2009)

5.1	Opinion of Hunton & Williams LLP

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Powers of Attorney (included in the signature page in Part II of the registration statement)